Venable, Baetjer and Howard, LLP
                      1800 Mercantile Bank & Trust Building
                                Two Hopkins Plaza
                         Baltimore, Maryland 21201-2978
                       (410) 244-7400, Fax (410) 244-7742

                                December 26, 2002

Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

            With respect to Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., on behalf of the Maryland Municipal Series, a separate series, we have reviewed the material with respect to Maryland Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

            We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading "Maryland Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,


                                            /s/ Venable, Baetjer and Howard, LLP
                                            Venable, Baetjer and Howard, LLP